UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2025

Trump Media & Technology Group Corp.
(Exact name of registrant as specified in its charter)

Florida	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 N. Cattlemen Rd., Ste. 200 Sarasota, Florida	34232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 735-7346

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	DJT	New York Stock Exchange Texas
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	New York Stock Exchange Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

On August 26, 2025, Trump Media & Technology Group Corp. (the “Company”) entered into a privately negotiated purchase agreement (the “Purchase Agreement”) with Foris Holdings US, Inc. a Delaware corporation (the “Purchaser”). Pursuant to the Purchase Agreement, the Company has agreed to transfer to Purchaser 2,797,985 shares of the Company’s Common Stock (the “Subscribed Shares”) and $50 million in cash, in exchange for 684,427,004 CRO (the “CRO”), which is the native cryptocurrency of the Cronos blockchain, and which at the price of CRO as quoted on Crypto.com Exchange at 20:00 GMT on August 22, 2025 of $0.153413 per CRO, was valued at approximately $105 million.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Purchaser, and customary closing conditions, indemnification rights, and other obligations of the parties. The sale of the Subscribed Shares and the transfer of the CRO closed on August 26, 2025. The Purchase Agreement is governed by the laws of the State of Florida.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated in this Current Report on Form 8-K by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Securities is hereby incorporated by reference into this Item 3.02. The issuance of the Subscribed Shares under the Purchase Agreement is being made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On August 26, 2025, the Company issued a press release regarding the entry into the Purchase Agreement, and other matters (the “Purchase Agreement Press Release”), a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 26, 2025, the Company issued a joint press release (the “Business Combination Press Release”) announcing that it executed a Business Combination Agreement, dated as of August 25, 2025, with Yorkville Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), YA S3 Inc., a Florida Corporation and an indirect wholly owned subsidiary of the SPAC, Foris Holdings KY Limited, a Cayman Islands exempted company, Crypto.com Strategy Holdings, a Cayman Islands exempted company, and Yorkville Acquisition Sponsor, LLC, a Delaware limited liability company. The Business Combination Press Release is attached to this Current Report as Exhibit 99.2 and incorporated by reference into this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits

10.1	Purchase Agreement between Trump Media & Technology Group Corp. and Foris Holdings US, Inc., dated August 26, 2025.

99.1	Purchase Agreement Press Release, dated August 26, 2025.

99.2	Business Combination Press Release, dated August 26, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.

Dated: August 26, 2025	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel and Secretary